EX-31 Rule 13a-14(d)/15d-14(d) Certification.

    I, Wayne Potters, certify that:

  1.I have reviewed this report on Form 10-K, and all reports on Form
    10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust 2012-C7 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant, National Tax Search, LLC as Servicing Function Participant, Prudential Asset Resources, Inc., as Primary Servicer, Torchlight Loan Services, LLC as Special Servicer, TriMont Real Estate Advisors, Inc.
    as Trust Advisor, Wells Fargo Bank, National Association as Master Servicer, Wells Fargo Bank, National Association as Certificate Administrator, Wells Fargo Bank, National Association as Custodian, Deutsche Bank Trust Company Americas as Trustee, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant for the Northridge Fashion Center Mortgage Loan, National Tax Search, LLC as Servicing Function Participant for the Northridge Fashion Center Mortgage Loan, Torchlight Loan Services, LLC as Special Servicer for the Northridge Fashion Center Mortgage Loan, TriMont Real Estate Advisors, Inc. as Trust Advisor for the Northridge Fashion
    Center Mortgage Loan, Wells Fargo Bank, National Association as
    Primary Servicer for the Northridge Fashion Center Mortgage Loan,
    Wells Fargo Bank, National Association as Certificate Administrator for the Northridge Fashion Center Mortgage Loan, Wells Fargo Bank, National Association as Custodian for the Northridge Fashion Center Mortgage Loan, Deutsche Bank Trust Company Americas as Trustee for the Northridge Fashion Center Mortgage Loan, CoreLogic Commercial
    Real Estate Services, Inc. as Servicing Function Participant for the Town Center at Cobb Mortgage Loan, National Tax Search, LLC as
    Servicing Function Participant for the Town Center at Cobb Mortgage Loan, Torchlight Loan Services, LLC as Special Servicer for the Town Center at Cobb Mortgage Loan, TriMont Real Estate Advisors, Inc.
    as Trust Advisor for the Town Center at Cobb Mortgage Loan, Wells
    Fargo Bank, National Association as Primary Servicer for the Town
    Center at Cobb Mortgage Loan, Wells Fargo Bank, National Association as Certificate Administrator, Wells Fargo Bank, National Association as Custodian for the Town Center at Cobb Mortgage Loan and Deutsche
    Bank Trust Company Americas as Trustee for the Town Center at Cobb Mortgage Loan.



    Dated:   March 28, 2014


    /s/ Wayne Potters
    Signature

    President and Managing Director
    (senior officer in charge of securitization of the depositor)